Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Amendment No. 10 to the Registration Statement on Form F-1 of Lannister Mining Corp. of our report dated January 28, 2026, relating to the consolidated financial statements as of and for the year ended September 30, 2025, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the aforementioned Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 21, 2026

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street	604 687 0947
	PO BOX 10372, Pacific Centre	davidson-co.com
Vancouver, BC V7Y 1G6